                                                                         Page 1
Chase Manhattan Auto Grantor Trust 1996-B
                                              Statement to Certificateholders
                                              April 16 2001

        DISTRIBUTION IN DOLLARS
                         ORIGINAL                   PRIOR
                           FACE                   PRINCIPAL
   CLASS                  VALUE                    BALANCE             PRINCIPAL               INTEREST
       A               1,478,422,107.71         31,701,025.26         7,529,278.69            174,619.81
       B                  45,725,000.00            980,457.03           232,867.37              5,523.24
TOTALS                 1,524,147,107.71         32,681,482.29         7,762,146.06            180,143.05

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                            PRIOR
                           PRINCIPAL
 CLASS                      FACTOR                 PRINCIPAL             INTEREST               TOTAL
       A                    21.44247241            5.09278010           0.11811228            5.21089238
       B                    21.44247195            5.09278010           0.12079256            5.21357266
TOTALS                      21.44247240            5.09278010           0.11819269            5.21097279

        DISTRIBUTION IN DOLLARS
                                                                                  CURRENT
                                           REALIZED         DEFERRED            PRINCIPAL
   CLASS                   TOTAL             LOSES          INTEREST             BALANCE
       A              7,703,898.50            0.00             0.00           24,171,746.57
       B                238,390.61            0.00             0.00              747,589.66
TOTALS                7,942,289.11            0.00             0.00           24,919,336.23

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                      PASS-THROUGH RATES
                        CURRENT                                                   CURRENT
                       PRINCIPAL                        CLASS                   PASS THRU
  CLASS                  FACTOR                                                      RATE
       A               16.34969231                        A                      6.610000 %
       B               16.34969185                        B                      6.760000 %
TOTALS                 16.34969230

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Maria  Inoa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3676
Fax: (212) 946-8552
Email: maria.inoa@chase.com
Chase Manhattan Auto Grantor Trust 1996-B

                                   (C)COPYRIGHT 1999 CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                                Statement to Certificateholders
                                                April 16 2001

                                                   Due Period                                                     55
                                                   Due Period Beg Date                                      03/01/01
                                                   Due Period End Date                                      03/31/01
                                                   Determination Date                                       04/10/01

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                                        Class A Interest                                                        0.00
                                        Class B Interest                                                        0.00
                                        Class A Principal                                                       0.00
                                        Class B Principal                                                       0.00
                                        TOTAL                                                                   0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                                        By Seller                                                               0.00
                                        By Servicer                                                        44,179.23
                                        TOTAL                                                              44,179.23

Section 5.8(xi)  Advance Summary for Collection Period
                                        Unreimbursed Advances for Previous Period                       3,883,993.56
                                        Unreimbursed Advances for Period                                3,872,471.29
                                        Change From Previous Periods                                      -11,522.27

                                        Reimbursed advance from collections                                47,512.48
                                        Reimbursed advance from liquidation proceeds                        9,033.64
                                        Reimbursed advance from reserve account withdrawals                     0.00

                                   (C)COPYRIGHT 1999 CHASE MANHATTAN CORPORATION